Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-170212, 333-166014, 333-159668, 333-156760, 333-40722, 333-105745 and 333-116702) and on Form S-8 (Nos. 333-170213, 333-160026, 333-153392, 333-88259, 333-38992, 333-38990, 333-67026, 333-97741, 333-105748, 333-116704 and 333-135811) of PLX Technology, Inc., of our report dated December 9, 2010, relating to the consolidated financial statements of Teranetics, Inc., which appears in this Amendment No. 1 to the Current Report on Form 8-K/A of PLX Technology, Inc.

/s/ Mohler Nixon & Williams

MOHLER, NIXON & WILLIAMS
Accountancy Corporation
Campbell, California
December 17, 2010